Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statements (Form S-8 Nos. 333-132954, 333-207335, 333-211113, 333-228075, 333-235322 and 333-240141) of our reports dated April 2, 2021, with respect to the consolidated financial statements of Check Point Software Technologies Ltd. and the effectiveness of internal control over financial reporting of Check Point Software Technologies Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

Tel Aviv, Israel April 2, 2021	/s/ KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global